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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Boise Cascade Company (formerly Boise Cascade Holdings, L.L.C.):

We consent to the use of our report dated March 31, 2005, with respect to the financial statements of Boise Cascade Holdings, L.L.C. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Boise, Idaho
May 18, 2005

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Boise Cascade Company (formerly Boise Cascade Holdings, L.L.C.):

We consent to the use of our report dated March 29, 2005, with respect to the financial statements of Boise Forest Products Operations included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report with respect to the financial statements of Boise Forest Products Operations contains an explanatory paragraph that describes the adoption in 2003 of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations"; and SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure".


/s/ KPMG LLP

Boise, Idaho
May 18, 2005